Exhibit 99.1

FOR IMMEDIATE RELEASE

Avinger Announces First Quarter 2017 Results

Redwood City, California, May 4, 2017 — Avinger, Inc. (NASDAQ: AVGR) (the “Company”), a leading developer of innovative treatments for peripheral artery disease (“PAD”), today reported results for the first quarter ended March 31, 2017.

First Quarter and Recent Highlights

•                  Announced an organizational restructuring, which is expected to reduce net cash use to approximately $7 million per quarter by the third quarter of 2017, a reduction of 48% from the average quarterly cash use for 2016

•                  Revenue of $3.5 million, a 23% decrease compared to the first quarter of 2016

•                  Added five Lumivascular™ accounts, expanding the installed base of the Company’s Lumivascular platform to 161 accounts

•                  Presented positive interim two-year clinical data from the pivotal VISION study for the Company’s Lumivascular technology, with the complete data set scheduled for presentation at the New Cardiovascular Horizons (NCVH) annual conference on May 31, 2017

•                  Received FDA approval to proceed with an in-stent restenosis (ISR) pivotal study for Pantheris under an investigational device exemption (IDE) designation

“We are pleased with how our organization has responded following our recent restructuring, and are making good progress on our core strategic initiatives,” said Jeff Soinski, Avinger’s president and CEO. “Our sales force is focused on driving utilization in our installed base to improve productivity in the near term and maintain a strong commercial presence in advance of our new product offerings. Our R&D and operations teams continue to implement improvements to our current Pantheris products and are rapidly advancing our two new Pantheris offerings, Pantheris 3.0, our next generation atherectomy catheter, and a lower-profile Pantheris device, toward 510(k) filings later this year. These two new product offerings are expected to meaningfully improve product reliability and usability and significantly expand our addressable market, as we re-position the Company for growth in 2018.

“In addition, we have recently received FDA approval of our IDE application for an in-stent restenosis trial for Pantheris. In-stent restenosis is especially challenging for physicians to treat, and we believe that Pantheris will prove to be an important new therapy in a segment estimated to represent approximately 20% of PAD procedures in the U.S. We expect to begin patient enrollment in the third quarter of this year.”

First Quarter 2017 Financial Results

Total revenue was $3.5 million for the first quarter ended March 31, 2017, a 23% decrease from the first quarter of 2016 and a 25% decrease from the fourth quarter of 2016. Revenue from disposable devices was $2.9 million for the first quarter of 2017, a 12% decrease compared to the first quarter of 2016 and a 22% decrease from the fourth quarter of 2016. Revenue related to Lightbox imaging consoles was $0.6 million, a 50% decrease compared to the first quarter of 2016 and a 40% decrease from the fourth quarter of 2016.

Gross margin for the first quarter of 2017 was a loss of 17%, down from 26% in the comparable quarter of 2016 and down from 21% in the fourth quarter of 2016. The decreased gross margin was primarily attributable to $2.1 million in charges for excess, obsolete and scrapped inventories. Excluding these non-recurring expenses would have resulted in a gross margin of approximately 44%.

Operating expenses for the first quarter of 2017 were $13.2 million, compared to $16.2 million in the first quarter of 2016. This decrease was primarily attributable to higher sales and marketing expenses in 2016 as the Company expanded its commercial organization in conjunction with the commercial launch of Pantheris. Because the Company’s restructuring activities occurred after the end of the first quarter, expenses related thereto will be recognized during the second quarter of 2017.

Loss from operations for the first quarter of 2017 was $13.8 million, compared to $15.0 million for the first quarter of 2016, and net loss for the first quarter of 2017 was $15.3 million, compared to $16.2 million for the first quarter of 2016. Loss per share for the first quarter of 2017 was $0.64, compared to $1.28 for the first quarter of 2016. The decreased loss per share includes the impact of the issuance of 9.9 million shares in the Company’s follow-on public offering, which closed on August 16, 2016, and 1.1 million shares issued throughout 2016 under the Company’s at-the-market (“ATM”) program.

Adjusted EBITDA, a non-GAAP measure, was a loss of $11.9 million for the first quarter of 2017, compared to a loss of $12.7 million for the first quarter of 2016.

Cash and cash equivalents totaled $23.0 million as of March 31, 2017, compared to $36.1 million as of December 31, 2016. Based on the Company’s recent organizational restructuring and other expense reduction measures, the Company expects cash utilization to decrease to approximately $7 million per quarter by the third quarter of 2017, compared to an average of $13.5 million per quarter in 2016 and $13.1 million in the first quarter of 2017.

Conference Call

Avinger will hold a conference call today, May 4, 2017 at 1:30pm PT/4:30pm ET to discuss its first quarter 2017 financial results. Individuals may listen to the call by dialing (844) 776-7820 for domestic callers or (661) 378-9536 for international callers and referencing Conference ID: 14503879. To listen to a live webcast, please visit the investor relations section of Avinger’s website at: www.avinger.com.

A replay of the call will be available beginning May 4, 2017 at 4:30pm PT/7:30pm ET through 4:30pm PT/7:30pm ET on May 5, 2017. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 14503879. The webcast will also be available on Avinger’s website for one year following the completion of the call.

About Avinger, Inc.

Avinger, Inc. is a commercial-stage medical device company that designs, manufactures and sells image-guided, catheter-based systems for the treatment of patients with peripheral artery disease (PAD). PAD is characterized by a build-up of plaque in the arteries that supply blood to the legs and feet. The Company’s mission is to dramatically improve the treatment of vascular disease through the introduction of products based on its Lumivascular platform, the only intravascular image-guided system of therapeutic catheters available in this market. Avinger’s current Lumivascular products include the Lightbox imaging console, the Ocelot family of catheters, which are designed to penetrate total arterial blockages, known as chronic total occlusions, or CTOs, and Pantheris, the first-ever image-guided atherectomy device, designed to precisely remove arterial plaque in PAD patients. For more information, please visit www.avinger.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the expected impact of the Company’s recent organizational restructuring and other expense reduction measures, expectations regarding future 510(k) filings for new product offerings, the commercial introduction of new versions of Pantheris, the effect of these products on reliability and usability and the size of our addressable market, the future availability and presentation of clinical data, the timing of enrollment in future clinical studies and financial and operating guidance for 2017. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; our ability to demonstrate the benefits of our Lumivascular platform; the resource requirements related to Pantheris; the outcome of clinical trial results; potential exposure to third-party product liability and intellectual property litigation; lack of long-term data demonstrating the safety and efficacy of our Lumivascular platform products; reliance on third-party vendors; dependency on physician adoption; reliance on key personnel; and requirements to obtain regulatory approval to commercialize our products; as well as the other risks described in the section entitled “Risk Factors” and elsewhere in our annual Form 10-K filing made with the Securities and Exchange Commission on March 15, 2017. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward-looking statements.

Non-GAAP Financial Measures

Avinger has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the Company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s financial statements prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Adjusted EBITDA. Avinger defines Adjusted EBITDA as Loss from Operations plus Stock-based Compensation expense plus Depreciation and Amortization expense.

Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that Avinger excludes in its calculation of non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Avinger compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, the Company may also exclude non-recurring expenses and other expenses that do not reflect the Company’s core business operating results.

INVESTOR CONTACT

Matt Ferguson

Avinger, Inc.

(650) 241-7917

ir@avinger.com

Avinger, Inc.

Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenues	$3,491	$4,539
Cost of revenues	4,075	3,360
Gross profit	(584)	1,179
	-17%	26%
Operating expenses:
Research and development	3,923	4,047
Selling, general and administrative	9,318	12,161
Total operating expenses	13,241	16,208
Loss from operations	(13,825)	(15,029)

Interest income	32	33
Interest expense	(1,550)	(1,172)
Other income (expense), net	3	1
Net loss and comprehensive loss	$(15,340)	$(16,167)

Net loss per share, basic and diluted	$(0.64)	$(1.28)

Weighted average common shares used to compute net loss per share, basic and diluted	23,820	12,669

Avinger, Inc.

Balance Sheets Data

(in thousands)

(unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$23,034	$36,096
Accounts receivable, net	2,089	3,570
Inventories	8,352	8,462
Prepaid expenses and other current assets	1,359	662
Total current assets	34,834	48,790

Property and equipment, net	4,175	4,555
Other assets	211	212
Total assets	$39,220	$53,557

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,161	$1,607
Accrued compensation	2,188	2,807
Accrued expenses and other current liabilities	3,053	3,067
Borrowings, current portion	41,882	41,289
Total current liabilities	48,284	48,770

Other long-term liablities	257	546
Total liabilities	48,541	49,316

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	24	24
Additional paid-in capital	258,590	256,606
Accumulated deficit	(267,935)	(252,389)
Total stockholders’ equity (deficit)	(9,321)	4,241
Total liabilities and stockholders’ equity (deficit)	$39,220	$53,557

Avinger, Inc.

Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2017	2016
Loss from operations	$(13,825)	$(15,029)
Add: Stock-based compensation	1,542	1,978
Add: Depreciation and amortization	428	336
Adjusted EBITDA	$(11,855)	$(12,715)